$200,000,000 CREDIT AGREEMENT
among
NORTHWESTERN ENERGY PUBLIC SERVICE CORPORATION
and
NORTHWESTERN ENERGY GROUP, INC.
as the Borrowers,
The Several Lenders
from Time to Time Parties Hereto,
BOFA SECURITIES, INC.,
MIZUHO BANK, LTD. and U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers,
MIZUHO BANK, LTD. and U.S. BANK NATIONAL ASSOCIATION
as Co-Syndication Agents,
KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent
and

BANK OF AMERICA, N.A.,
as Administrative Agent
Dated as of November 29, 2023

CREDIT AGREEMENT
NORTHWESTERN (NEW FACILITY)

SCHEDULES:
2.1    Commitments and Applicable Percentages
4.4    Consents, Authorizations, Filings and Notices
4.6    Litigation
4.8    Title to Property
4.14    Limiting Regulations
4.15    Subsidiaries
4.16    Environmental
7.3    Affiliate Transactions
7.5    Negative Pledge Limitations
EXHIBITS:
A    Form of Compliance Certificate
B    Form of Secretary’s Certificate
C    Form of Revolving Credit Note
D    Form of Assignment and Acceptance
E    Form of Exemption Certificate
F    Form of Borrowing Notice
G    Form of Letter of Credit Request
H    Form of New Lender Supplement
I    Form of Increased Revolving Commitment Activation Notice

THIS CREDIT AGREEMENT, dated as of November 29, 2023, among NORTHWESTERN ENERGY PUBLIC SERVICE CORPORATION, a South Dakota corporation (“NW Energy”), NORTHWESTERN ENERGY GROUP, INC., a Delaware corporation (“Holdings” and, together with NW Energy, each a “Borrower” and collectively the “Borrowers”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent.
W I T N E S S E T H:
WHEREAS, the Borrowers have requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
SECTION 1. DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“Additional Extensions of Credit”: as defined in Section 10.1.
“Administrative Agent”: Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office”: the Administrative Agent’s address or such other address as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agents”: the collective reference to the Co-Syndication Agents, the Administrative Agent and the Documentation Agent.
“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.
“Agreement”: this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Anti-Money Laundering Laws”: as defined in Section 4.19(c).
“Applicable Margin”: from time to time the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	Commitment Fee	Applicable Margin for Term SOFR and Term SOFR Daily Floating Rate Loans	Applicable Margin for Base Rate Loans	Letter of Credit Fee
I	> A /A2/A	10.0 bps	100.0 bps	00.0 bps	100.0 bps
II	A- /A3/A-	12.5 bps	112.5 bps	12.5 bps	112.5 bps
III	BBB+ /Baa1/ BBB+	17.5 bps	125.0 bps	25.0 bps	125.0 bps
IV	BBB /Baa2/BBB	22.5 bps	150.0 bps	50.0 bps	150.0 bps
V	< BBB- / Baa3/BBB-	27.5 bps	175.0 bps	75.0 bps	175.0 bps
Initially, the Applicable Margin (a) for the NW Energy Sublimit shall be determined based upon the Pricing Level coinciding with the Debt Rating for NW Energy at such time and (b) for the Holdings Sublimit shall be determined based upon the Pricing Level coinciding with the Debt Rating for Holdings at such time; provided that if Holdings has not obtained Debt Ratings, the Applicable Margin for the Holdings Sublimit shall be determined based upon the Pricing Level coinciding with the Debt Rating that is one level lower than the lower of the following (with the Debt Rating for Pricing V being the lowest level and the Debt Rating for Pricing Level I being the highest level): (i) the Pricing Level that would apply based on the Debt Rating for NorthWestern Corporation at such time and (ii) the Pricing Level that would apply based on the Debt Rating for NW Energy at such time. As of the Restructuring Closing Date, Pricing Level V shall apply for each Sublimit until such date that the Debt Ratings are available and obtained by NW Energy, Holdings, or NorthWestern Corporation, as applicable. If the rating system of Moody’s, Fitch or Standard & Poor’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Applicable Percentage”: with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (i) the aggregate Revolving Credit Commitments represented by such Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.21 and (ii) each Sublimit (with such percentages being the same, for the avoidance of doubt). If the Revolving Credit Commitment of each Lender to make Loans and the obligation of the Issuing Lender to make L/C Credit Extensions have been terminated pursuant to Section 8 or if the aggregate Revolving Credit Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender under the aggregate Revolving Credit Commitments and each Sublimit is set forth opposite the name of such Lender on Schedule 2.1 or in the assignment and acceptance pursuant to which such Lender becomes a party hereto, as applicable.
“Application”: an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.
“Assignee”: as defined in Section 10.6(c).
“Assignor”: as defined in Section 10.6(c).
“Available Revolving Credit Commitment”: with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Revolving Credit Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America”: Bank of America, N.A. and its successors.
“Bank of America Entity”: any of Bank of America or any of its Affiliates.
“Base Rate”: for any day, a fluctuating rate of interest per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate plus ½ of 1% and (c) Term SOFR plus 1.00%. For purposes hereof: “Prime Rate” shall mean the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” (the

“prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the Base Rate due to a change in Term SOFR, the Prime Rate or the Federal Funds Rate shall be effective as of the opening of business on the effective day of such change in Term SOFR, the Prime Rate or the Federal Funds Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (c) above and shall be determined without reference to clause (c) above. If the Base Rate shall be less than one percent (1%), such rate shall be deemed one percent (1%) for purposes of this Agreement.
“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.
“Beneficial Ownership Certification”: a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. §1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Benefitted Lender”: as defined in Section 10.7.
“BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).
“Borrower” and “Borrowers”: as defined in the preamble hereto.
“Borrower Materials”: as defined in Section 10.1.
“Borrowing Date”: any Business Day specified by a Borrower as a date on which the applicable Borrower requests the Lenders to make Loans hereunder.
“Borrowing Notice”: with respect to any request for borrowing of Loans hereunder, a notice from a Borrower, substantially in the form of, and containing the information prescribed by, Exhibit F, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP; provided, however, notwithstanding any accounting rule or interpretation under GAAP, Capital Lease Obligation shall not include (a) any Contractual Obligation arising under a power purchase and sale agreement, tolling agreement, off-take agreement, capacity sale agreement or other similar agreement, or (b) any obligations under leases or other agreements created by Accounting Standards Codification 810-10 issued by the Financial Accounting Standards Board.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided, “Capital Stock” shall exclude any debt security that is convertible into, or exchangeable for, Capital Stock (whether or not such debt securities include any right of participation with Capital Stock).
“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, Issuing Lender and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Issuing Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Change of Control”: (a) with respect to Holdings, any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) (i) shall have acquired beneficial ownership of 40% or more of the aggregate outstanding classes of Capital Stock having voting power in the election of directors of Holdings or (ii) shall obtain the power (whether or not exercised) to elect a majority of Holdings’ directors or (b) with respect to NW Energy, Holdings shall cease to own, directly or indirectly, 100% of the aggregate outstanding classes of Capital Stock having voting power in the election of directors of NW Energy.
“Closing Date”: the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied.
“CME”: CME Group Benchmark Administration Limited.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee Rate”: the rate per annum determined from time to time pursuant to the pricing grid set forth in the definition of Applicable Margin.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes either Borrower and that is treated as a single employer under Section 414 of the Code.
“Communication”: this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit A.
“Conforming Changes”: with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR”, “Term SOFR Daily Floating Rate” and “Interest Period”, the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Co-Syndication Agents”: Mizuho Bank, Ltd. and U.S. Bank National Association.
“Covered Entity”: any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Daily Simple SOFR”: with respect to any applicable determination date, means SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
“Debt Rating”: as of any date of determination, those credit ratings then published by the Ratings Agencies with respect to NW Energy’s, Holdings’ or NorthWestern Corporation’s

noncredit enhanced, senior unsecured long-term debt, as applicable. For purposes of determining the Pricing Level in the definition of Applicable Margin: (a) if a Debt Rating is issued by each of the Ratings Agencies and there is a split rating, then the two highest of such Debt Ratings shall apply (with the Debt Rating for Pricing Level V being the lowest and the Debt Rating for Pricing Level I being the highest) in determining the Pricing Level; (b) if there is a single level split in Debt Ratings of the two highest ratings of the Ratings Agencies, then the higher Debt Rating of the two highest shall apply in determining the Pricing Level or, if there is a multiple-level split in Debt Ratings of the two highest ratings of the Ratings Agencies, then the Debt Rating that is one level lower than the highest rating shall apply in determining the Pricing Level; (c) if only two Rating Agencies have published Debt Ratings, the Debt Ratings of such Rating Agencies shall be used in determining the Pricing Level and clause (b) of this paragraph shall apply in the event of a split between such two Debt Ratings; (d) if only one Rating Agency has published a Debt Rating, the Debt Rating of such Rating Agency shall be used in determining the Pricing Level; (e) if NW Energy or NorthWestern Corporation obtains Debt Ratings, but at a later date such entity’s noncredit enhanced, senior unsecured long-term debt is not rated by any of the Rating Agencies, Pricing Level V shall apply for purposes of determining the Applicable Margin for the applicable Sublimit; (f) if any Debt Rating established by a Rating Agency shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the Rating Agency making such change; and (g) if any Rating Agency shall change its system of classification after the date hereof, each reference to the Debt Rating announced by such Rating Agency shall refer to the then-equivalent rating thereby, as the case may be.
“Debtor Relief Laws”: the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declining Lender”: as defined in Section 2.1(e).
“Default”: any of the events specified in clauses (a) through (j) of Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Right”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender”: subject to Section 2.21, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Borrowers, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such notification or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notification or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Designated Jurisdiction”: any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (or, in each case, any series of related dispositions); and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Documentation Agent”: KeyBank National Association, in its capacity as Documentation Agent.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Record” and “Electronic Signature”: shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event”: (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Borrower or any Commonly Controlled Entity from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any Commonly Controlled Entity from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Single Employer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Single Employer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan; (g) the determination that any Single Employer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any Commonly Controlled Entity.
“ESG”: as defined in Section 2.23.
“ESG Amendment”: as defined in Section 2.23.
“ESG Pricing Provisions”: as defined in Section 2.23.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default”: any of the events specified in clauses (a) through (j) of Section 8; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Extending Lender”: as defined in Section 2.1(e).
“Extension Notice Date”: as defined in Section 2.1(e).
“Extension Request”: as defined in Section 2.1(e).
“Facility” or “Revolving Credit Facility”: the Revolving Credit Commitments and the extensions of credit made thereunder.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreement (and related fiscal or regulatory legislation, or related official rules or practices) implementing the foregoing.
“Federal Funds Rate”: for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter”: that Fee Letter dated October 19, 2023 among Bank of America, N.A., as administrative agent and issuing lender and BofA Securities, Inc., as joint lead arranger and bookrunner, Northwestern Corporation and the Borrowers.
“Financing Approvals”: those certain approvals by (i) the Nebraska Public Service Commission and (ii) the South Dakota Public Utilities Commission with respect to the financing provided pursuant to this Agreement.
“First Extended Revolving Termination Date”: as defined in Section 2.1(e).
“Fitch”: Fitch, Inc. and any successor thereto.
“Fronting Exposure”: at any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s Applicable Percentage of the outstanding the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Funded Debt”: with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of “Indebtedness” in this Section 1.1.
“Funding Office”: the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrowers and the Lenders.
“GAAP”: generally accepted accounting principles in the United States of America set forth from time to time; provided, however, if any operating lease would be recharacterized as a capital or finance lease due to changes in the accounting treatment of such operating lease under GAAP since September 2, 2020, then solely with respect to the accounting treatment of any such leases, GAAP shall be interpreted as it was in effect on December 31, 2018.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, and any securities exchange (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).
“Granting Lender” as defined in Section 10.6(j).
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the applicable Borrower in good faith.
“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, or similar arrangements entered into by a Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Holdings”: as defined in the preamble hereto.
“Holdings Consolidated Debt to Capitalization Ratio”: as of the last day of any period, the ratio of (a) Holdings Consolidated Funded Debt on such day to (b) the sum of Holdings Consolidated Net Worth and Holdings Consolidated Funded Debt on such day.
“Holdings Consolidated Funded Debt”: means, as of any date, the aggregate principal amount of all Funded Debt of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Holdings Consolidated Net Worth”: means, as of any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of Holdings and its Subsidiaries under stockholders’ equity at such date.
“Holdings Obligations”: the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans made to Holdings and Reimbursement Obligations of Holdings and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Holdings, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to Holdings, the Reimbursement Obligations of Holdings and all other obligations and liabilities of Holdings to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by Holdings pursuant hereto) or otherwise.
“Holdings Sublimit” means Fifty Million Dollars ($50,000,000), as such amount may be otherwise reduced or increased in accordance with Section 2.3. The Holdings Sublimit is part of, and not in addition to, the Revolving Credit Commitment.
“Increased Revolving Commitment Activation Notice”: a notice substantially in the form of Exhibit I.
“Increased Revolving Commitment Closing Date”: any Business Day designated as such in an Increased Revolving Commitment Activation Notice.
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), other than any such indebtedness arising solely in connection with the gas storage arrangements of the applicable Borrower, (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Mandatory Redeemable Stock of such Person, (i) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (h) above, (j) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (k) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Liabilities”: as defined in Section 10.5.
“Indemnitee”: as defined in Section 10.5.
“Indenture”: the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 between NorthWestern Corporation and The Chase Manhattan Bank, as trustee, as supplemented and amended to the date hereof.
“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at Law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Interest Payment Date”: (a) as to any Base Rate Loan or Term SOFR Daily Floating Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan and (b) as to any Term SOFR Loan, on the last day of each Interest Period applicable to such Loan and the applicable maturity date; provided; however, that if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period”: as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the applicable Borrower in its Borrowing Notice; provided that:
(1)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(2)    a Borrower may not select an Interest Period that would extend beyond the Revolving Credit Termination Date; and
(3)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

“Investment”: any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or any other investment in, any other Person.
“ISP”: the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuing Lender”: (i) Bank of America, N.A. or any Affiliate thereof; or (ii) any other Lender or Affiliate thereof from time to time designated by the Borrowers as an Issuing Lender with the consent of such Lender and the Administrative Agent.
“Joint Lead Arrangers”: BofA Securities, Inc. (or its successors and permitted assigns), Mizuho Bank, Ltd. and U.S. Bank National Association in their respective capacity as Joint Lead Arrangers.
“KPIs”: as defined in Section 2.23.
“Laws”: collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Commitment”: an amount equal to $50,000,000. The L/C Commitment is part of, and not in addition to, the Revolving Credit Facility.
“L/C Credit Extension”: with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Fee Payment Date”: the last day of each March, June, September and December, commencing on March 30, 2024, and the last day of the Revolving Credit Commitment Period.
“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“L/C Participants”: with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.
“L/C Supportable Obligations”: payment obligations of each Borrower and its Subsidiaries as permitted pursuant to Section 4.16.

“Lender Party” means collectively, the Lenders and the Issuing Lender.
“Lenders”: as defined in the preamble hereto and, in any event, the term “Lenders” shall include any Issuing Lender (other than with respect to the definition of the Interest Period, Sections 2.13(b), 9.9(a), 10.1 (iv) and 10.1(ix)).
“Letter of Credit Expiration Date”: the day that is seven days prior to the Revolving Credit Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee”: as defined in Section 3.3.
“Letters of Credit”: as defined in Section 3.1(a).
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
“Loan”: any loan made by any Lender pursuant to this Agreement.
“Loan Documents”: collectively, this Agreement, the Applications and the Notes.
“Mandatory Redeemable Stock”: with respect to any Person, any share of such Person’s Capital Stock, to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon such Person or any of its assets (except for consideration comprised of Capital Stock of such Person which is not Mandatory Redeemable Stock), (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any other Person or (iii) upon the occurrence of a condition not solely within the control of such Person such as a redemption required to be made utilizing future earnings, or (b) convertible into Capital Stock which has the features set forth in clause (a).
“Material Adverse Effect”: with respect to a Borrower, a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of such Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.
“Material Subsidiary”: (i) each Subsidiary designated as a “Material Subsidiary” in Schedule 4.15, and (ii) each other Subsidiary whose total assets as of the end of any fiscal year equal or exceed $50,000,000.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.
“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“NW Energy”: as defined in the preamble hereto.
“NW Energy Consolidated Debt to Capitalization Ratio”: as of the last day of any period, the ratio of (a) NW Energy Consolidated Funded Debt on such day to (b) the sum of NW Energy Consolidated Net Worth and NW Energy Consolidated Funded Debt on such day.
“NW Energy Consolidated Funded Debt”: means, as of any date, the aggregate principal amount of all Funded Debt of NW Energy and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.
“NW Energy Consolidated Net Worth”: means, as of any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of NW Energy and its Subsidiaries under stockholders’ equity at such date.
“NW Energy Obligations” the unpaid principal of and interest on (including interest and fees accruing after the maturity of the Loans made to NW Energy and Reimbursement Obligations of NW Energy and interest and fees accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to NW Energy, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans made to NW Energy, the Reimbursement Obligations of NW Energy and all other obligations and liabilities of NW Energy to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by NW Energy pursuant hereto) or otherwise.
“NW Energy Sublimit” means One Hundred Fifty Million Dollars ($150,000,000), as such amount may be otherwise reduced or increased in accordance with Section 2.3. The NW Energy Sublimit is part of, and not in addition to, the Revolving Credit Commitment.
“New Lender”: as defined in Section 2.1(c).
“New Lender Supplement”: as defined in Section 2.1(c).
“Non-Excluded Taxes”: as defined in Section 2.16(a).

“Non-Extension Notice Date” as defined in Section 3.1.
“Non-U.S. Lender”: as defined in Section 2.16(d).
“NorthWestern Corporation”: NorthWestern Corporation, d/b/a NorthWestern Energy, a Delaware corporation.
“Note”: any promissory note evidencing any Loan.
“Obligations”: means all Holdings Obligations and all NW Energy Obligations.
“OFAC”: the Office of Foreign Assets Control of the United States Department of the Treasury.
“Other Taxes”: any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (except any such taxes imposed as a result of any assignment other than pursuant to Section 2.20) as a result of a present or former connection between the applicable Lender or Administrative Agent and the jurisdiction imposing such tax.
“Participant”: as defined in Section 10.6(b).
“Participant Register”: as defined in Section 10.6(b).
“Participation Amount”: as defined in Section 3.4(b).
“Patriot Act”: the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“Payment Office”: the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrowers and the Lenders.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Pension Funding Rules”: the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrowers and any ERISA Affiliate or with respect to which the Borrowers or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of either Borrower or any ERISA Affiliate or any such Plan to which either Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform”: as defined in Section 10.1.
“Pricing Level”: each of “Pricing Level I” through “Pricing Level V” set forth in the pricing grid in the definition of Applicable Margin.
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Rating Agencies”: Fitch, Standard & Poor’s and Moody’s.
“Register”: as defined in Section 10.6(g).
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation”: the obligation of the applicable Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.
“Related Fund”: with respect to any Lender, any Person (other than an individual) that (x) is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and (y) is managed or administered by such Lender, an Affiliate of such Lender or an entity or an Affiliate of an entity that administers or manages such Lender.
“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Required Lenders”: at any time, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding, in each case excluding the aggregate Revolving Credit Commitments of, and Revolving Extensions of Credit made by, Defaulting Lenders.
“Requirement of Law”: as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Rescindable Amount”: as defined in Section 2.14(f).
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or assistant treasurer of such Person, or any other officer of such Person designated as a Responsible Officer by any one of the foregoing, and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of such Person so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent.
“Restructuring”: a reorganization whereby (a) NorthWestern Corporation transfers its South Dakota and Nebraska utility assets to NW Energy and (b) NorthWestern Corporation transfers to Holdings (i) its equity in NW Energy, (ii) its equity in its non-utility subsidiaries and (iii) its non-utility assets.
“Restructuring Closing Date”: The date on which the Borrowers complete the Restructuring.
“Revolving Credit Commitment”: as to any Lender, the obligation of such Lender, if any, to (a) make Revolving Credit Loans and (b) participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.1 attached hereto, or, as the case may be, in the assignment and acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof pursuant to Section 2.1(c). The original aggregate amount of the Total Revolving Credit Commitments is $200,000,000.
“Revolving Credit Commitment Period”: the period from and including the Restructuring Closing Date to the Revolving Credit Termination Date.
“Revolving Credit Facility”: as defined in the definition of “Facility” in this Section 1.1.

“Revolving Credit Lender”: each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.
“Revolving Credit Loans”: as defined in Section 2.1.
“Revolving Credit Note”: as defined in Section 2.5.
“Revolving Credit Percentage”: as to any Revolving Credit Lender at any time, the percentage which such Lender’s Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender’s Revolving Extensions of Credit then outstanding constitutes of the Total Revolving Extensions of Credit then outstanding).
“Revolving Credit Termination Date”: November 29, 2028 or, subject to the terms of Section 2.1(e), the First Extended Revolving Termination Date or the Second Extended Revolving Termination Date, as applicable; provided that if the Restructuring Closing Date does not occur on or before January 15, 2024, the Revolving Commitment Termination Date shall be January 15, 2024.
“Revolving Extensions of Credit”: as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding.
“Sanctions”: sanctions administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
“Scheduled Unavailability Date”: as defined in Section 2.13(b)(ii).
“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“SEC Reports”: the publicly available (unredacted) portion of all reports filed by Holdings with the SEC on Form 10-K, Form 10-Q or Form 8-K or any successor form.
“Second Extended Revolving Termination Date”: as defined in Section 2.1(e).
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10.0 basis points); and with respect to Term SOFR means 0.10% (10.0 basis points) for an Interest Period of one-month’s duration, three-month’s duration and six-month’s duration.

“Solvent”: with respect to any Person, as of any date of determination, (a) the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“SPC”: as defined in Section 10.6(j).
“Standard & Poor’s”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc. and any successor thereto.
“Stated Maturity”: with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Sublimit”: either the NW Energy Sublimit or the Holdings Sublimit, as applicable, and “Sublimits” means both.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of any Borrower.
“Successor Rate”: as defined in Section 2.13(b).
“Sustainability Agent”: collectively, Bank of America, N.A., U.S. Bank National Association and such other Lender (or Affiliate thereof) selected by the Borrowers after the Closing Date, in their capacity as the sustainability agents.
“Sustainability Linked Loan Principles”: the Sustainability Linked Loan Principles (as most recently published by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Term SOFR”:
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement.
“Term SOFR Daily Floating Rate”: for any interest calculation with respect to a Term SOFR Daily Floating Rate Loan on any date, a fluctuating rate of interest, which can change on each Business Day, equal to the Term SOFR Screen Rate, two (2) U.S. Government Securities Business Days prior to such day, with a term equivalent to one (1) month beginning on that date; provided, that if the rate is not published prior to 11:00 a.m. on such determination date then the Term SOFR Daily Floating Rate means the Term SOFR Screen Rate on the first (1st) U.S. Government Securities Business Day immediately prior thereto, in each case, plus 0.10%; provided that, if the Term SOFR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Term SOFR Daily Floating Rate Loan”: a Loan that bears interest based on the Term SOFR Daily Floating Rate.
“Term SOFR Loan”: a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Replacement Date”: as defined in Section 2.13(b).

“Term SOFR Screen Rate”: the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Total Revolving Credit Commitments”: at any time, the aggregate amount of the Revolving Credit Commitments then in effect.
“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.
“Transferee”: as defined in Section 10.14.
“Type”: as to any Loan, its nature as a Base Rate Loan, Term SOFR Loan or Term SOFR Daily Floating Rate Loan.
“U.S. Government Securities Business Day”: any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Utility Business”: the regulated electric and natural gas utility business and operations of NW Energy.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to a Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of each Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(c)    The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    All calculations of financial ratios set forth in Section 7.1 shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.
(f)    The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall”.
(g)    Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(h)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
(i)    Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
(j)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
(k)    Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS
2.1    Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans (“Revolving Credit Loans”) to each of the Borrowers from time to time during the Revolving Credit Commitment Period; provided, however, that (i) the aggregate principal amount of Revolving Credit Loans at any one time outstanding for each Revolving Credit Lender, when added to such Lender’s Revolving Credit Percentage of the L/C Obligations then outstanding shall not exceed the amount of such Lender’s Revolving Credit Commitment, (ii) the sum of the aggregate amount of Revolving Credit Loans outstanding in favor of a Borrower plus the aggregate L/C Obligations of such Borrower shall not exceed such Borrower’s Sublimit and (iii) the aggregate principal amount of Revolving Credit Loans at any one time outstanding plus the aggregate L/C Obligations then outstanding shall not exceed the aggregate Revolving Credit Commitment. During the Revolving Credit Commitment Period each Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Term SOFR Loans, Term SOFR Daily Floating Rate Loans or Base Rate Loans, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13; provided that no Revolving Credit Loan shall be made as a Term SOFR Loan after the day that is one month prior to the Revolving Credit Termination Date.
(b)    At any time, the Borrowers and any one or more Lenders (including New Lenders) may agree that such Lender(s) shall make, obtain or increase the amount of their Revolving Credit Commitments by executing and delivering to the Administrative Agent an Increased Revolving Commitment Activation Notice specifying the amount of such increase and the applicable Increased Revolving Commitment Closing Date. Notwithstanding the foregoing, (i) the aggregate amount of incremental Revolving Credit Commitments obtained pursuant to this Section 2.1(b) shall not exceed $50,000,000, (ii) incremental Revolving Credit Commitments may not be made, obtained or increased until all of the conditions precedent in this Section 2.1(b)-(d) and Section 5.2 have been satisfied, (iii) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $10,000,000 and (iv) any increase in the Revolving Credit Commitments shall be allocated to the applicable Sublimits as designated by the Borrowers, with the approval of the Lenders providing such increase. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.
(c)    Any additional bank, financial institution or other entity which, with the consent of the Borrowers and the Administrative Agent, elects to become a “Lender” under this Agreement in connection with an increase described in Section 2.1(b) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit H, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(d)    On each Increased Revolving Commitment Closing Date on which there are Revolving Credit Loans outstanding, the New Lender(s) and/or Lender(s) that have increased their Revolving Credit Commitments shall make Revolving Credit Loans, the proceeds of which will be used to prepay such portions of the Revolving Credit Loans of other Lenders, so that, after giving effect thereto, the resulting Revolving Credit Loans outstanding are allocated among the Lenders in accordance with Section 2.14(a) based on the respective Revolving Credit Percentages of the Lenders after giving effect to such Increased Revolving Commitment Closing Date.
(e)    The Borrowers shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date. At any time after the first anniversary of the Closing Date, the Borrowers may, upon 30 days prior written notice (an “Extension Notice Date”) request (each, an “Extension Request”) that the Revolving Credit Commitments and L/C Commitments be extended for an additional one-year period; provided that, (i) in no event shall more than two Extension Requests be made and (ii) the second Extension Request must not occur until at least one year following the first Extension Request. If a Lender agrees, in its individual and sole discretion, to extend its Revolving Credit Commitments and/or L/C Commitments (such Lender, an “Extending Lender”), it will notify the Administrative Agent in writing of its decision to do so and the maximum amount of Revolving Credit Commitments and, if applicable, L/C Commitments it agrees to so extend no later than 10 days following the applicable Extension Notice Date, which notice shall be irrevocable. The Administrative Agent will notify the Borrowers, in writing, of the Lenders’ decisions no later than 15 days following such Extension Notice Date. The Extending Lenders’ Revolving Credit Commitments and L/C Commitments will be extended for an additional year from the Revolving Credit Termination Date (the “First Extended Revolving Termination Date”) or the First Extended Revolving Termination Date (the “Second Extended Revolving Termination Date”), as applicable; provided that (i) Lenders holding more than 50% of the aggregate Revolving Credit Commitments outstanding on the applicable Extension Notice Date have agreed to so extend their respective Revolving Credit Commitments (but only with respect to the Revolving Credit Commitments of each Lender that votes in its sole discretion to so extend its Revolving Credit Commitments) and (ii) no Default or Event of Default shall have occurred and be continuing on the applicable Extension Notice Date after giving effect to the requested extension. No Lender shall be required to consent to any such Extension Request, and any Lender that declines or does not respond in writing to the Borrowers’ request for commitment renewal (a “Declining Lender”) will have its Revolving Credit Commitments and L/C Commitments terminated on the original Revolving Credit Termination Date or the First Extended Revolving Termination Date, as applicable (without regard to any renewals by other Lenders). The Borrowers will have the right to remove or replace any Declining Lenders in accordance with Section 2.20. If an Extension Request has become effective hereunder, on the then-existing Revolving Credit Termination Date, (i) the Borrowers shall make payments of Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Extensions of Credit as of such date of payment to an amount not to exceed one hundred percent (100%) of the Total Revolving Credit Commitments then in effect of the Extending Lenders extended pursuant to this Section 2.1(e) (and the Borrowers shall not be permitted thereafter to request any Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the Total Revolving Extensions of Credit of all Loans and all L/C Obligations would exceed the aggregate amount of the Total Revolving Credit Commitments so extended), and (ii) the Revolving Credit Commitment of each Declining Lender shall terminate, and the Borrowers shall repay all the Loans of each Declining Lender, together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder, it being understood and agreed that such repayments may be funded with the proceeds of new borrowings made simultaneously with such repayments by the Extending Lenders, which such borrowings shall be made ratably by the Extending Lenders in accordance with their extended Revolving Credit Commitments. Notwithstanding any provision of this Agreement to the contrary, it is hereby agreed that no extension of the Revolving Credit Termination Date in accordance with the express terms of this Section 2.1(e), or any amendment or modification of the terms and conditions of the Revolving Credit Commitments and the Loans of the Extending Lenders effected pursuant thereto, shall be deemed to violate Section 2.7 or any other provision of this Agreement requiring the ratable reduction of Revolving Credit

Commitments. This Section 2.1(e) shall supersede anything in Section 10.1 to the contrary.
2.2    Procedure for Revolving Credit Borrowing. Each Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period; provided that each Borrower shall deliver to the Administrative Agent irrevocable notice, which may be given by (A) telephone or (B) a Borrowing Notice, which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon (a) two (2) Business Days prior to the requested Borrowing Date, in the case of Term SOFR Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans or Term SOFR Daily Floating Rate Loans. Except as provided in Section 3.5, each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans or Term SOFR Daily Floating Rate Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Term SOFR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Any telephonic notice by a Borrower must be confirmed immediately by delivery to the Administrative Agent of a Borrowing Notice specifying therein the requested (i) date of such borrowing, (ii) the amount of Loans requested, (iii) Type of Loans comprising such borrowing, (iv) the applicable Borrower’s account for such Loans and (v) in the case of any Loans requested to be made as Term SOFR Loans, the initial Interest Period therefor. If no election as to the Type of Loans is specified in the Borrowing Notice, then the requested Loans shall be Base Rate Loans. If no Interest Period with respect to any Term SOFR Loans is specified in any such Borrowing Notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Upon receipt of any such Borrowing Notice from a Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the applicable Borrower at the Funding Office prior to 3:00 PM on the Borrowing Date requested by the applicable Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the applicable Borrower by the Administrative Agent in like funds as received by the Administrative Agent.
Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders.
With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
2.3    Changes to Sublimits. At any time, each Borrower shall have the right, with the written consent of the other Borrower, from time to time to increase its Sublimit as long as the Sublimit of the other Borrower is simultaneously reduced dollar for dollar; provided that (i) after giving effect to any such increase, (A) the NW Energy Sublimit cannot exceed an amount equal to $200,000,000 plus the amount of any increase to the NW Energy Sublimit in accordance with Section 2.1(b) minus the amount of any decrease in the NW Energy Sublimit in accordance with Section 2.7 as a result of a pro rata reduction of the Revolving Credit Commitments and (B) the Holdings Sublimit cannot exceed an amount equal to $100,000,000 plus the amount of any increase in the Holdings Sublimit in accordance with Section 2.1(b) minus the amount of any decrease in the Holdings Sublimit in accordance with Section 2.7, (ii) no reduction to the NW Energy Sublimit shall be made which would reduce the NW Energy Sublimit to an amount less than the then outstanding Revolving Credit Loans to NW Energy plus the then outstanding L/C Obligations of NW Energy, (iii) no reduction to the Holdings Sublimit shall be made which would reduce the Holdings Sublimit to an amount less than the then outstanding Revolving Credit Loans to Holdings plus the then outstanding L/C Obligations of Holdings, (iv) any such increase in a Sublimit shall be accompanied or preceded by evidence reasonably satisfactory to the Administrative Agent as to appropriate corporate authorization thereof, (v) no Default or Event of Default shall exist at the time of such reduction and increase, (vi) any increase (and corresponding reduction) in a Lender’s Commitment under a Sublimit pursuant to this Section 2.3 shall be made on a pro rata basis such that after giving effect to such increase or reduction in any Sublimit each Lender will hold the same Applicable Percentage of each Sublimit after giving effect thereto, (vii) Schedule 1.2 shall be updated to reflect the increase (and corresponding decrease) of a Sublimit pursuant to this Section 2.3.
2.4    [Reserved]
2.5    Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender the then unpaid principal amount of such Borrower’s Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of such Borrower’s Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.11.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(c)    The Administrative Agent, on behalf of the Borrowers, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender’s share thereof.

(d)    The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.5(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.
(e)    Each Borrower agrees that, upon its receipt of notice of the request to the Administrative Agent by any Lender, such Borrower will promptly execute and deliver to such Lender a promissory note of such Borrower evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit C (a “Revolving Credit Note”), with appropriate insertions as to date and then outstanding principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans or issuance of Letters of Credit on the Closing Date.
2.6    Commitment Fees, etc. (a) Each Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Restructuring Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate applicable to such Borrower on the excess, if any, of (a) the aggregate unused Revolving Credit Commitments with respect to such Borrower’s Sublimit then in effect over (b) the Revolving Extensions of Credit outstanding under such Sublimit during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof; provided, however, that no commitment fee shall accrue on any of the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(b)    Each Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates agreed to in the Fee Letter (or otherwise from time to time agreed to in writing by such Borrower and the Administrative Agent).
2.7    Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than three Business Days’ notice to the Administrative Agent, without premium or penalty, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect, pro rata as to each Sublimit unless otherwise requested by the Borrowers and agreed to by the Administrative Agent.

2.8    Prepayments.
(a)    Optional Prepayments. Each Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (but including breakage costs, if any, pursuant to Section 2.17), upon irrevocable notice delivered to the Administrative Agent no later than 11:00 A.M. two (2) Business Days prior thereto in the case of Term SOFR Loans and no later than 11:00 A.M. on the date thereof in the case of Base Rate Loans or Term SOFR Daily Floating Rate Loans, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Term SOFR Loans, Base Rate Loans or Term SOFR Daily Floating Rate Loans; provided, that if a Term SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, such Borrower shall also pay any amounts owing pursuant to Section 2.17. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans or Term SOFR Daily Floating Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.
(b)    Mandatory Prepayments.
(i)    If at any time the aggregate amount of Revolving Credit Loans of such Borrower currently outstanding plus the aggregate L/C Obligations of such Borrower exceeds a Borrower’s Sublimit, the applicable Borrower shall immediately make a principal payment to the Administrative Agent in the manner and in an amount such that the sum of the aggregate amount of Revolving Credit Loans of such Borrower currently outstanding plus the aggregate L/C Obligations of such Borrower is less than or equal to its Sublimit.
(ii)    Any prepayments made under this Section 2.8(b) shall be subject to Section 2.17 and shall be applied first to Revolving Credit Loans that are Base Rate Loans and second to Term SOFR Loans in direct order of Interest Period maturities (subject to Section 2.21).
2.9    Conversion and Continuation Options. (a) Each Borrower may elect from time to time to (i) convert Term SOFR Loans to Base Rate Loans or Term SOFR Daily Floating Rate Loans or (ii) convert Term SOFR Daily Floating Rate Loans to Base Rate Loans, in each case, by giving the Administrative Agent at least one Business Day prior irrevocable notice of such election; provided that any such conversion of Term SOFR Loans may be made only on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert Term SOFR Daily Floating Rate Loans or Base Rate Loans to Term SOFR Loans by giving the Administrative Agent irrevocable notice of such election no later than 12:00 noon two (2) Business Days prior thereto (which notice shall specify the length of the initial Interest Period therefor); provided that no Base Rate Loan or Term SOFR Daily Floating Rate Loan may be converted into a Term SOFR Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of the Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.
(b)    Each Borrower may elect to continue any Term SOFR Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loan; provided that no Term SOFR Loan under the Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of the Facility; and provided, further, that if the applicable Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.
2.10    Minimum Amounts and Maximum Number Borrowings, Conversions and Continuations. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Term SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Term SOFR Loans shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) after giving effect to all borrowings, conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods outstanding at any one time.
2.11    Interest Rates and Payment Dates. (a) Each Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to Term SOFR applicable to such Term SOFR Loan plus the Applicable Margin with respect to Term SOFR Loans in effect for such day.
(b)    Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin with respect to Base Rate Loans in effect for such day.
(c)    Each Term SOFR Daily Floating Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Term SOFR Daily Floating Rate in effect for such day plus the Applicable Margin with respect to Term SOFR Daily Floating Rate Loans in effect for such day.
(d)    (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue)(to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans (including the Applicable Margin) plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the Stated Maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans (including the Applicable Margin) plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).
(e)    Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (d) of this Section shall be payable from time to time on demand.
2.12    Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360- day year for the actual days elapsed, except that, all computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of each determination of Term SOFR or Term SOFR Daily Floating Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the relevant Lenders of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of any Borrower, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).
2.13    Inability to Determine Interest Rate.
(a)    If, in connection with any request for a Term SOFR Loan or Term SOFR Daily Floating Rate Loan or a conversion to or continuation thereof, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 2.13(b), and the circumstances under clause (i) of Section 2.13(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or Term SOFR Daily Floating Rate, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or that the Term SOFR Daily Floating Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, in each case, the Administrative Agent will promptly so notify the Borrowers and each Lender.

Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), (y) the obligation of the Lenders to make or maintain Term SOFR Daily Floating Rate Loans or to convert Base Rate Loans to Term SOFR Daily Floating Rate Loans shall be suspended (to the extent of the affected Term SOFR Daily Floating Rate Loans)and (z) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.13(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.
Upon receipt of such notice, (i) each Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Loans or Term SOFR Daily Floating Rate Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or Term SOFR Daily Floating Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans or Term SOFR Daily Floating Rate Loans shall be deemed to have been converted to Base Rate Loans immediately in the case of a Term SOFR Daily Floating Rate Loan, and, at the end of their respective applicable Interest Period in the case of a Term SOFR Loan.
(b)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary;
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.13(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrowers may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 2.13 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrowers and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.
2.14    Pro Rata Treatment and Payments. (a) Each borrowing by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any commitment fee or Letter of Credit Fee, and any reduction of the Revolving Credit Commitments of the Lenders, shall be made pro rata according to the Revolving Credit Percentages of the Lenders. Each payment of interest in respect of the Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the applicable Lenders pro rata according to the respective amounts then due and owing to such Lenders.
(b)    Each payment (including each prepayment) by a Borrower on account of principal of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letter of Credit.
(c)    The application of any payment of Loans under the Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under the Facility, second, to Term SOFR Daily Floating Rate Loans under the Facility and third, to Term SOFR Loans under the Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans or Term SOFR Daily Floating Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

(d)    All payments (including prepayments) to be made by either Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by a Borrower after 12:00 Noon on any Business Day shall be deemed to have been on the next following Business Day. Except as otherwise provided herein, if any payment hereunder becomes due and payable, or the performance of any covenant, duty or obligation is stated to be due or required, on a day other than a Business Day, such payment or performance shall be extended to the next succeeding Business Day. If any payment on a Term SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.
(e)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Term SOFR Loans (or, in the case of any borrowing of Base Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agrees to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If a Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by a Borrower shall be without prejudice to any claim the applicable Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(f)    Unless the Administrative Agent shall have been notified in writing by either Borrower prior to the date of any payment due to be made by a Borrower hereunder that such Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(g)    Subject to Section 2.21(a)(ii), upon receipt by the Administrative Agent of payments on behalf of Lenders, the Administrative Agent shall promptly distribute such payments to the Lender or Lenders entitled thereto, in like funds as received by the Administrative Agent.
(h)    If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(i)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any L/C Participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to purchase its L/C Participation.

(j)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.15    Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    shall subject any Lender to any tax of any kind whatsoever with respect to any Loan Document, any Letter of Credit, any Application or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.16 and changes in the rate of tax on the overall net income of such Lender);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of Term SOFR or Term SOFR Daily Floating Rate hereunder; or
(iii)    shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the applicable Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the applicable Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. For purposes of this clause (a) and clause (b) below, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Requirement of Law regardless of the date enacted, adopted or issued.
(b)    If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or liquidity or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy or liquidity (whether or not having the force of law) from any

Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the applicable Borrower (with a copy to the Administrative Agent) of a written request therefor, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction; provided that no Borrower shall be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies such Borrower of such Lender’s intention to claim compensation therefor; and provided, further, that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.
(c)    A certificate as to any additional amounts payable pursuant to this Section (and setting forth calculations in reasonable detail demonstrating the basis therefor) submitted by any Lender to the applicable Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrowers pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.16    Taxes. (a) All payments made by or on account of any obligation of a Borrower under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except as required by Law), excluding taxes imposed on or measured by net income, franchise taxes and branch profits taxes, in each case (i) imposed on the Administrative Agent or any Lender as a result of the Administrative Agent or such Lender being organized under the Laws of, or having its principal office or, in the case of any Lender, applicable lending office located in, the jurisdiction imposing the tax or (ii) a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent’s or such Lender’s having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or any Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes, including all such amounts applicable to additional sums payable under this Section 2.16) interest and all other amounts payable at the rates or in the amounts specified in the applicable

Loan Documents; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s or the Administrative Agent’s failure to comply with the requirements of paragraph (d) or (e) of this Section, as applicable, (ii) that are United States withholding taxes imposed on amounts payable to or for the account of such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Non-Excluded Taxes pursuant to this paragraph (a) or (iii) any withholding taxes imposed under FATCA.
(b)    In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Whenever any Non-Excluded Taxes or Other Taxes are payable by a Borrower, as promptly as practicable thereafter the applicable Borrower shall send to the Administrative Agent for the account of the Administrative Agent or relevant Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If any Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)    Each Lender (or Transferee) that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two duly completed copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI, or, to the extent the Non-U.S. Lender is not the beneficial owner, Form W-8IMY accompanied by Form W-8BEN, Form W-8BEN-E, W-8ECI, Form W-9, and/or other certification documents from each beneficial owner, as applicable, or in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest” a duly completed statement substantially in the form of Exhibit E and a Form W-8BEN or Form W-8BEN-E, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by such recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrowers at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver. Any Lender that is a “U.S. Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax. In addition, any Lender, if reasonably requested by Borrowers, shall deliver such other documentation as will enable the Borrowers to determine whether or not such Lender is subject to backup withholding or information reporting. Notwithstanding anything to the contrary in this Section 2.16(d), the completion, execution and submission of such documentation (other than the Form W-8BEN, the Form W-8BEN-E, the Form W-8ECI, the Form W-8IMY, the statement provided in Exhibit E and the Form W-9 described in this Section 2.16(d) and the documentation described below in Section 2.16(h)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(e)    A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which any Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by a Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.
(f)    Each Borrower shall, subject to the limitations provided in subclauses (i) through (iii) in the last sentence of Section 2.16(a), indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by the Administrative Agent or the applicable Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of such Lender, shall be conclusive absent manifest error.
(g)    Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Non-Excluded Taxes and Other Taxes attributable to such Lender (but only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Non-Excluded Taxes and Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(b) relating to the maintenance of a Participant Register and (iii) any taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (g).
(h)    If a payment made to a Lender under any Loan Document would be subject to withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.16(h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining any withholding tax imposed by FATCA, from and after the Closing Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(i)    Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and/or the L/C Commitments, and the repayment, satisfaction or discharge of all other obligations.
2.17    Indemnity. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Term SOFR Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Term SOFR Loans on a day that is not the last day of an Interest Period with respect thereto or (d) the assignment of any Term SOFR Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by a Borrower pursuant to Section 2.20. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender for such period. A certificate as to any amounts payable pursuant to this Section (and setting forth calculations in reasonable detail demonstrating the basis therefor) submitted to the Borrowers by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
2.18    Illegality. Notwithstanding any other provision herein, if after the Closing Date the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Term SOFR Loans or Term SOFR Daily Floating Rate Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Term SOFR Loans or Term SOFR Daily Floating Rate Loans, continue Term SOFR Loans as such and convert Base Rate Loans to Term SOFR Loans or Term SOFR Daily Floating Rate Loans shall forthwith be suspended until such condition shall cease to exist and (b) such Lender’s Loans then outstanding as Term SOFR Loans or Term SOFR Daily Floating Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Term SOFR Loans or within such earlier period as required by law, or within one (1) Business Day with respect to such Term SOFR Daily Floating Rate Loans. If any such conversion of a Term SOFR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17.

2.19    Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.15, 2.16(a) or 2.18 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of any Lender pursuant to Section 2.15, 2.16(a) or 2.18.
2.20    Replacement of Lenders under Certain Circumstances. The Borrowers shall be permitted to replace with a replacement financial institution any Lender that (a) requests compensation for amounts owing pursuant to Section 2.15 or if a Borrower is required to pay any Non-Excluded Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15 or 2.16 or gives a notice of illegality pursuant to Section 2.18, (b) defaults in its obligation to make Loans hereunder (or is otherwise a Defaulting Lender) or (c) refuses to consent to any amendment, waiver or other modification of any Loan Document requested by the Borrowers that requires the consent of all Lenders and such amendment, waiver or other modification is consented to by the Required Lenders; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.19 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.15 or 2.16 or to eliminate the illegality referred to in such notice of illegality given pursuant to Section 2.18, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrowers shall be liable to such replaced Lender under Section 2.17 (as though Section 2.17 were applicable) if any Term SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrowers shall be obligated to pay the registration and processing fee referred to therein), (viii) the Borrowers shall pay all additional amounts (if any) required pursuant to Section 2.15 or 2.16, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrowers, the Administrative Agent or any other Lender shall have against the replaced Lender.
2.21    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 10.07), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder; third, if so determined by the Administrative Agent or requested by the Issuing Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Obligations were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. Such Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.6 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 3.3. If any Borrower Cash Collateralizes any portion of a Defaulting Lender’s L/C Obligations pursuant to Section 2.22(a), such Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3 with respect to such Defaulting Lender’s L/C Obligations during the period such Defaulting Lender’s L/C Obligations are Cash Collateralized.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.5, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Credit Commitment of that non-Defaulting Lender minus (2) the aggregate outstanding amount of the Revolving Credit Loans of that Lender.
(b)    Defaulting Lender Cure. If the Borrowers, the Administrative Agent and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.21(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.22    Cash Collateral.
(a)    Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Lender if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall immediately Cash Collateralize the then outstanding amount of all of its L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the Issuing Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure applicable to such Borrower (after giving effect to Section 2.21(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. Each Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lender and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.22(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(d))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of the Borrowers shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.22 may be otherwise applied in accordance with Article 8), and (y) the Person providing Cash Collateral and the Issuing Lender may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.23    ESG Adjustments.
(a)    After the Closing Date, but prior to the date that is twenty-four (24) months thereafter, the Borrowers, in consultation with the Sustainability Agent, shall be entitled to establish specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of each Borrower and its Subsidiaries (or the Borrowers and their Subsidiaries, collectively, as applicable) with such KPIs and ESG targets being reasonably aligned with the Sustainability Linked Loan Principles. The Sustainability Agent and the Borrowers may amend this Agreement (such amendment, the “ESG Amendment”), solely for the purpose of incorporating the KPIs and other related provisions (the “ESG Pricing Provisions”) into this Agreement, with the consent of the Administrative Agent, the Borrowers and Lenders constituting the Required Lenders. In the event that Required Lenders do not consent to any such ESG Amendment, an alternative ESG Amendment may be proposed and effectuated, subject to the consents required pursuant to the immediately preceding sentence. Upon the effectiveness of any such ESG Amendment, based on each Borrower’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) to the otherwise applicable commitment fee payable pursuant to Section 2.6, Applicable Margin for Term SOFR Loans, Term SOFR Daily Floating Rate Loans and Letter of Credit Fee, and Applicable Margin for Base Rate Loans will be made; provided, that the amount of such adjustments shall not exceed (i) in the case of the commitment fee payable pursuant to Section 2.6, an increase and/or decrease of 0.01% and (ii) in the case of the Applicable Margin for Term SOFR Loans, Term SOFR Daily Floating Rate Loans and Letter of Credit Fee and Applicable Margin for Base Rate Loans, an increase and/or decrease of 0.05%, and the adjustments to the Applicable Margin for Base Rate Loans shall be the same amount, in basis points, as the adjustments to the Applicable Margin for Term SOFR Loans, Term SOFR Daily Floating Rate Loans and Letter of Credit Fee; provided, further that in no event shall the Applicable Margin for any commitment fee, Loan or Letter of Credit Fee be less than zero. The pricing adjustments pursuant to the KPIs will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and is to be agreed between the Borrowers and the Sustainability Agent (all acting reasonably). The ESG Amendment will not impose any requirement on the Sustainability Agent to assess, monitor, report and/or validate the KPIs. Following the effectiveness of the ESG Amendment:
(i)    any modification to the ESG Pricing Provisions which has the effect of increasing or reducing the commitment fee payable pursuant to Section 2.6, Applicable Margin for Term SOFR Loans, Term SOFR

Daily Floating Rate Loans and Letter of Credit Fee and Applicable Margin for Base Rate Loans to a level not otherwise permitted by this Section 2.23(a) shall be subject to the consent of all Lenders; and
(ii)    any other modification to the ESG Pricing Provisions (other than as provided for in Section 2.23(a)(i) above) shall be subject only to the consent of the Required Lenders.
(b)    The Sustainability Agent will assist the Borrowers in (i) determining the ESG Pricing Provisions in connection with any ESG Amendment and (ii) preparing informational materials focused on ESG to be used in connection with the ESG Amendment. In connection with the foregoing, the Borrowers shall furnish the Sustainability Agent with information relevant to any proposed ESG Amendment as the Sustainability Agent may reasonably request in order to perform the services contemplated in its role as such. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Sustainability Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(c)    This Section shall supersede any provisions in Section 10.1 to the contrary.
SECTION 3. LETTERS OF CREDIT
3.1    L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4, agrees to issue sight letters of credit on a standby basis (the “Letters of Credit”) in support of the L/C Supportable Obligations for the account of each Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero and (iii) the sum of the aggregate amount of Revolving Credit Loans outstanding to a Borrower plus the aggregate amount of L/C Obligations of such Borrower shall exceed the Sublimit for such Borrower.
Notwithstanding the foregoing, no Issuing Lender shall have any obligation to issue any Letter of Credit on any date that is later than the Letter of Credit Expiration Date. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five (5) Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit may provide for the extension thereof for additional one year periods (which shall in no event extend beyond the date referred to in clause (y) above) (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Lender, the applicable Borrower shall not be required to make a specific request to the Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the

Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if the Issuing Lender has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisos of this clause (a) or the provisions of clauses (b), (c) or (d) of this Section 3.1).
(b)    No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) there shall have occurred and be continuing a Default or Event of Default shall exist or (ii) such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.
(c)    So long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letters of Credit, unless it is satisfied that the related exposure and such Defaulting Lender’s then outstanding L/C Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders (by re-allocation among non-Defaulting Lenders (without the participation of such Defaulting Lender therein) as provided in Section 2.21(a)(iv)) and/or by Cash Collateral provided by such Defaulting Lender (and/or by a Borrower in accordance with Section 2.22(a)).
(d)    No Issuing Lender shall be under any obligation to issue any Letter of Credit if:
(i)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it; or
(ii)    the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally; or

(iii)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(iv)    any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the applicable Borrower or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(e)    No Issuing Lender shall be under any obligation to amend any Letter of Credit if:
(i)    the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or
(ii)    the beneficiary of such Letter of Credit does not accept the proposed amendment to the Letter of Credit.
3.2    Procedure for Issuance of Letter of Credit. Each Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender (with a copy to the Administrative Agent) a Letter of Credit Request in the form of Exhibit G, attached hereto, accompanied by such other certificates, documents and other papers and other information as such Issuing Lender may request not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date. If the Issuing Lender shall so reasonably request, each Letter of Credit Request shall be accompanied by an Application; provided that if the Administrative Agent reasonably determines that such Application contains all information required with respect to a Letter of Credit, no Letter of Credit Request shall be necessary. Upon receipt of any Letter of Credit Request, an Issuing Lender will process such request in accordance with its customary procedures. The Issuing Lender, upon determining that it has received an acceptable Letter of Credit Request, that the terms and conditions of the requested Letter of Credit are acceptable to it and that the Administrative Agent has confirmed that such issuance would not cause (i) the L/C Obligations to exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments to be less than zero or (iii) the sum of the aggregate amount of Revolving Credit Loans outstanding to a Borrower plus the aggregate amount of L/C Obligations of such Borrower to exceed the Sublimit for such Borrower, shall issue the Letter of Credit (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of a Letter of Credit Request). The original of any Letter of Credit shall be delivered to the beneficiary thereof or as otherwise agreed to by the applicable Borrower and the Issuing Lender. Promptly after the issuance or amendment of a Letter of Credit, the Issuing Lender shall promptly notify the Administrative Agent and the applicable Borrower, in writing, of such issuance or amendment and such notice shall be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall notify each L/C Participant of such issuance or amendment, and if so requested by an L/C Participant, the Administrative Agent shall provide such L/C Participant with copies of such issuance or amendment.
3.3    Fees and Other Charges. (a) Each Borrower will pay a fee to the Administrative Agent, for the ratable benefit of the Revolving Credit Lenders, on the daily aggregate drawable amount of all outstanding Letters of Credit of such Borrower at a per annum rate equal to the Applicable Margin then in effect for such Borrower with respect to Term SOFR Loans under the Revolving Credit Facility ( the “Letter of Credit Fee”), shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages, and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date; provided, however, any fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to Section 3.1(c) shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.21(a)(iv), with the balance of such fee, if any, payable to applicable Borrower to the extent such Borrower has provided Cash Collateral on account of such Defaulting Lender pursuant to Section 2.22(a) and otherwise to the applicable Issuing Lender for its own account; provided further that any fee payable to a Defaulting Lender shall be subject to Section 2.21(a)(iii). In addition, except as otherwise agreed to between the relevant Issuing Lender and the Borrowers, each Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate drawable amount of all outstanding Letters of Credit issued by it of 0.125% per annum, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. Notwithstanding anything to the contrary contained herein, while any of the events described in Section 8(f) shall have occurred and be continuing with respect to any Borrower, the Letter of Credit Fee for such Borrower shall accrue at a rate equal to the Applicable Margin plus 2% per annum.
(b)    In addition to the foregoing fees, each Borrower shall pay or reimburse each applicable Issuing Lender quarterly in arrears on each L/C Fee Payment Date for such reasonable, normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.
3.4    L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Credit Percentage of each Issuing Lender’s obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the applicable Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Lender upon demand at the Funding Office (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant’s Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, a Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of a Borrower, (iv) any breach of this Agreement or any other Loan Document by a Borrower or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. The failure of any L/C Participant to make any payment pursuant to this Section 3.4 shall not relieve any other L/C Participant of its obligation hereunder.
(b)    If any amount (a “Participation Amount”) required to be paid by any L/C Participant to an Issuing Lender through the Administrative Agent pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, which shall promptly notify the L/C Participants, and each L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such Participation Amount, times (ii) the daily average Federal Funds Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any Participation Amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Administrative Agent for the account of the relevant Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent on behalf of such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such Participation Amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of an Issuing Lender to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant’s pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share of such payment in accordance with Section 3.4(a), if the Administrative Agent received for the account of the Issuing Lender (whether directly from a Borrower or otherwise, including proceeds of any collateral applied thereto by the Administrative Agent) or any payment of interest on account thereof, the Administrative Agent will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.
3.5    Reimbursement Obligation of the Borrowers. Each Borrower agrees to reimburse each applicable Issuing Lender, within one (1) Business Day (or two (2) Business

Days if such Borrower and the Administrative Agent are notified on after 11:00 a.m. on such date) after the Business Day on which such Issuing Lender notifies the applicable Borrower and the Administrative Agent of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the “Payment Amount”). Each such payment shall be made to such Issuing Lender through the Administrative Agent in lawful money at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.11(b) and (ii) thereafter, Section 2.11(c). Each notice from an Issuing Lender of a drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the applicable Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by such Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.
3.6    Obligations Absolute. The obligations of each Borrower under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of (i) any setoff, counterclaim or defense to payment that such Borrower may have or have had against an Issuing Lender, any beneficiary of a Letter of Credit or any other Person, (ii) any waiver by an Issuing Lender of any requirement that exists for such Issuing Lender’s protection or any waiver by an Issuing Lender which does not in fact materially prejudice the applicable Borrower, (iii) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft, any payment made by the Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, as applicable or (iv) any payment by an Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law. Each Borrower also agrees with each applicable Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among a Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable to either Borrower for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower, the Lenders and any other party hereto agree that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, including the payment thereof, absent a finding of gross negligence or willful misconduct of the Issuing

Lender as determined by a final and nonappealable decision of a court of competent jurisdiction, shall be binding on the applicable Borrower, the Lenders and any other party hereto and shall not result in any liability of such Issuing Lender to a Borrower, the Lenders or any other party hereto. Furthermore, no Issuing Lender shall be liable to a Borrower for the existence of any claim, counterclaim, setoff, defense or other right that a Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement or by such Letter of Credit, the transactions contemplated hereby or any agreement or instrument relating thereto, or any unrelated transaction or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Borrower or any of its Subsidiaries. The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the Issuing Lender. Each Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.
3.7    Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the applicable Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to such Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8    Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.
3.9    [Reserved].
3.10    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the Issuing Lender and the applicable Borrower, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Lender shall not be responsible to the applicable Borrower for, and the Issuing Lender’s rights and remedies against such Borrower shall not be impaired by, any action or inaction of the Issuing Lender required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the Issuing Lender or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
SECTION 4. REPRESENTATIONS AND WARRANTIES
To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each Borrower hereby represents and warrants to the Administrative Agent and each Lender that:
4.1    Financial Condition
(a)    The internally prepared consolidated balance sheet of such Borrower as of December 31, 2022, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Lender, present fairly subject to the caveats disclosed in the footnotes that accompanied those statements, the consolidated financial condition of such Borrower and its Subsidiaries as at such date, and the results of its operations and cash flows for the period then ended.
(b)    The audited consolidated balance sheets of such Borrower delivered pursuant to Section 6.1(a), and the related consolidated statements of income and of cash flows for the fiscal year most recently ended, reported on by and accompanied by a report from Deloitte & Touche LLP, when delivered, present fairly the consolidated financial condition of such Borrower and its Subsidiaries, respectively, as at such date, and the results of their operations and cash flows for the period then ended. The unaudited consolidated balance sheet of such Borrower and its Subsidiaries delivered pursuant to Section 6.1(b), and the related unaudited consolidated statements of income and cash flows for the three-month periods most recently ended, present fairly the consolidated financial condition of such Borrower and its Subsidiaries, as at such dates, and the results of their operations and cash flows for the three-month periods then ended (subject to normal year-end audit adjustments and the absence of footnotes).
(c)    All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except (x) as approved by the aforementioned firm of accountants and disclosed therein and (y) with respect to the financial statements delivered pursuant to clause (a) above). Such Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the financial statements referred to in this paragraph or disclosed in SEC Reports filed prior to the date hereof. There has been no Disposition by such Borrower of any material part of its business or Property except as has been expressly disclosed in SEC Reports filed prior to the date hereof.
4.2    No Change. Since December 31, 2022, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect with respect to such Borrower and its Subsidiaries except as has been expressly disclosed in SEC Reports filed prior to the date hereof.
4.3    Corporate Existence; Compliance with Law. Such Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or limited liability power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification except to the extent to so qualify and be in good standing could not in the aggregate reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.4    Corporate Power; Authorization; Enforceable Obligations. Such Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder. Such Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, and (ii) consents, authorizations, filings or notices which, if not obtained, could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document upon execution will be, duly executed and delivered on behalf of each Borrower. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
4.5    No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of such Borrower or any of its Subsidiaries (other than violations which in the aggregate could not reasonably be expected to have a Material Adverse Effect and after taking into consideration all consents and waivers obtained by each Borrower) and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
4.6    No Material Litigation. Except as set forth on Schedule 4.6 or disclosed in SEC Reports filed at least five (5) Business Days prior to the date of this Agreement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
4.7    No Default. Neither such Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.
4.8    Ownership of Property. Except as set forth on Schedule 4.8, such Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, or other appropriate property rights in, all its material real property, and good title to, or a valid leasehold interest in, all its other material Property.
4.9    Intellectual Property. Such Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted except for any such Intellectual Property that if it were not so owned or licensed could not reasonably be expected to have a Material Adverse Effect. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does such Borrower know of any valid basis for any such claim. The use of Intellectual Property by such Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
4.10    Taxes. Such Borrower and its Material Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any amount the validity of which is currently being contested in good faith and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Material Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of each Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.
4.11    Federal Regulations. Such Borrower is not engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect, and no proceeds of any extension of credit hereunder will be used to “purchase” or “carry” any “margin stock” or to extend credit to others for the purpose of “purchasing” or “carrying” any “margin stock”, except in compliance with applicable law and regulations.
4.12    Labor Matters. There are no strikes or other labor disputes against such Borrower or any of its Subsidiaries pending or, to the knowledge of such Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of such Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from such Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the applicable Borrower or the relevant Subsidiary.
4.13    ERISA. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of either Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of such Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)    (i) No ERISA Event has occurred, and neither such Borrower nor any Commonly Controlled Entity is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Single Employer Plan; (ii) such Borrower and each Commonly Controlled Entity has met all applicable requirements under the Pension Funding Rules in respect of each Single Employer Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither such Borrower nor any Commonly Controlled Entity knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither such Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither such Borrower nor any Commonly Controlled Entity has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Single Employer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Single Employer Plan.
(d)    Such Borrower represents and warrants as of the Closing Date that such Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Credit Commitments.
4.14    Investment Company Act; Other Regulations. Such Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Except as set forth on Schedule 4.14, neither Borrower is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness under this Agreement.
4.15    Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrowers at the date hereof and each Material Subsidiary is indicated by an asterisk on Schedule 4.15. Schedule 4.15 sets forth as of the date hereof the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each of the Borrowers.
(b)    There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Borrower or any Subsidiary, except as disclosed on Schedule 4.15.

4.16    Environmental Matters. Except as set forth on Schedule 4.16 or disclosed in SEC Reports filed prior to the date hereof, other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    Such Borrower and each of its Material Subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (D) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.
(b)    Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by either Borrower or any of its Material Subsidiaries, or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (A) give rise to liability of such Borrower or any of its Material Subsidiaries under any applicable Environmental Law, or (B) interfere with such Borrower’s or any of its Material Subsidiaries’ continued operations, or (C) impair the fair saleable value of any real property owned or leased by such Borrower or any of its Material Subsidiaries (excluding any use restrictions that may be applicable to any such real property as of the date hereof).
(c)    There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which such Borrower or any of its Material Subsidiaries is, or to the knowledge of such Borrower or any of its Material Subsidiaries will be, named as a party that is pending or, to the knowledge of such Borrower or any of its Material Subsidiaries, threatened.
(d)    Neither such Borrower nor any of its Material Subsidiaries has been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended or any similar Environmental Law, or with respect to any Materials of Environmental Concern.
(e)    Neither such Borrower nor any of its Material Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, the obligations of any Borrower and its Material Subsidiaries under which remain unsatisfied and unwaived (other than ongoing compliance obligations under any Environmental Law).
(f)    Neither such Borrower nor any of its Material Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind,

fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.
4.17    Accuracy of Information, etc. All information, reports and other papers and data (other than projections) furnished to the Lenders by such Borrower, or on behalf of such Borrower, and all SEC Reports were, in each case at the date thereof, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter in all material respects. All projections with respect to such Borrower or any Material Subsidiary, if furnished by such Borrower, were prepared and presented in good faith by such Borrower based upon facts and assumptions that such Borrower believed to be reasonable in light of current and foreseeable conditions, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of such Borrower and that no assurance can be given that the financial results set forth in such projections will actually be realized and the applicable Borrower shall be under no obligation to update such projections. No document furnished or statement made in writing to the Lenders by or on behalf of such Borrower in connection with the negotiation, preparation or execution of this Agreement and no SEC Report contained as of the date thereof any untrue statement of a material fact, or omitted to state any such material fact necessary in order to make the statements contained therein not misleading.
4.18    Solvency. Such Borrower is, and after giving effect to the transactions contemplated hereby and the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.
4.19    Anti-Corruption; OFAC; Anti-Money Laundering.
(a)    Anti-Corruption. Such Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
(b)    OFAC. Neither such Borrower, nor any of its Subsidiaries, nor, to the knowledge of such Borrower and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets,

or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction. Such Borrower and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
(c)    Anti-Money Laundering. The operations of such Borrower and its Subsidiaries are and have been conducted at all times in material compliance with all applicable Laws relating to terrorism or money laundering (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving such Borrower or any of its Subsidiaries with respect to any potential material violation of any Anti-Money Laundering Law is pending or, to the knowledge of the Borrowers, threatened.
4.20    Beneficial Ownership Regulation. As of the Closing Date, (a) the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects, and (b) such Borrower is not a “legal entity customer” for purposes of the Beneficial Ownership Certification.
4.21    Affected Financial Institution/Covered Entity. Such Borrower is not an Affected Financial Institution or a Covered Entity.
SECTION 5. CONDITIONS PRECEDENT
5.1    Conditions to Closing Date. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:
(a)    Loan Documents. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers and the other parties hereto.
(b)    No Default or Event of Default. There shall not exist (pro forma for the incurrence of the Facility) any Default or Event of Default.
(c)    Approvals. Except for the Financing Approvals, all governmental and third party approvals necessary or, in the reasonable discretion of the Joint Lead Arrangers and the Administrative Agent, advisable in connection with the transactions contemplated hereby and the continuing operations of each Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions on the financings contemplated hereby.
(d)    Fees. The Lenders, the Joint Lead Arrangers and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. Without limiting the generality of the foregoing, all fees required to be paid under the Fee Letter as of the Closing Date shall have been paid in full.
(e)    Closing Certificate. The Administrative Agent shall have received certificates of each Borrower, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.
(f)    Good Standing. The Administrative Agent shall have received a copy of a certificate of good standing for (i) NW Energy from the office of the secretary of state of the State of South Dakota and Nebraska, as to foreign qualification and (ii) Holdings from the office of the secretary of state of the State of Delaware.
(g)    Financial Statements. Receipt by the Lenders of the internally prepared financial statements of each Borrower and its Subsidiaries dated as of December 31, 2022, including balance sheets and income and cash flow statements, reconciling to NorthWestern Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.
(h)    Legal Opinions. The Administrative Agent shall have received an executed legal opinion addressed to the Administrative Agent and the Lenders and in form and substance reasonably satisfactory to the Joint Lead Arrangers from Timothy P. Olson, Senior Corporate Counsel and Corporate Secretary of Holdings.
(i)    PATRIOT Act, Beneficial Ownership, Etc. The Lenders shall have received, at least five (5) Business Days prior to the Closing Date, (i) all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. and (ii) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.
Without limiting the generality of the provisions of Section 10.1, for purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
5.2    Conditions to Each Extension of Credit or Increase of Revolving Credit Commitments. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including any extension of credit made on the Closing Date) or to increase the Revolving Credit Commitments hereunder are subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties of the applicable Borrower contained in any Loan Document, other than those in

Sections 4.2 and 4.6, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects with respect to such Borrower on and as of the date of such credit extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct with respect to such Borrower as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) that for purposes of this Section 5.2, the representations and warranties contained in Section 4.1 shall be deemed to refer to the most recent statements with respect to such Borrower furnished pursuant to Section 6.1.
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.
(c)    Financing Approvals. Solely with respect to the initial extension of credit under this Agreement, all governmental and third party approvals, including the Financing Approvals, have been obtained and are in full force and effect, and all applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose materially adverse conditions as of the date of such credit extension.
(d)    Repayment of Existing Loans. Solely with respect to the initial extension of credit under this Agreement, all of the existing Indebtedness for borrowed money of NorthWestern Corporation under that certain Credit Agreement dated as of October 28, 2022 by and among NorthWestern Corporation, the lenders party thereto and Mizuho Bank, Ltd., as administrative agent, shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Restructuring.
Each borrowing of a Loan by and each issuance (or extension, or renewal) of a Letter of Credit (including an Auto-Extension Letter of Credit) on behalf of a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.
SECTION 6. AFFIRMATIVE COVENANTS
Each Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other Obligation is owing to any Lender or the Administrative Agent hereunder (other than any Obligation for indemnifications or reimbursements in respect of which no claim or demand for payment has been made), each Borrower shall and shall cause each of its Subsidiaries to:
6.1    Financial Statements. Furnish to the Administrative Agent (which shall make available such items to the Lenders):

(a)    (i) with respect to the fiscal year ending December 31, 2023, as soon as available, but in any event within 90 days after the end of such fiscal year of such Borrower, (x) with respect to Holdings, a copy of the audited consolidated balance sheet of Holdings and its Subsidiaries, as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the actual figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing and (y) with respect to NW Energy, a copy of the unaudited internally prepared consolidated balance sheet of NW Energy and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such year; provided that delivering to the Administrative Agent copies of Holdings’ Annual Report on Form 10-K for such period shall satisfy the foregoing requirements and (ii) commencing with the fiscal year ending December 31, 2024 and for each fiscal year ending thereafter, as soon as available, but in any event within 90 days after the end of each such fiscal year of such Borrower, a copy of the audited consolidated balance sheet of each Borrower and its Subsidiaries, as applicable, as at the end of such year and the related audited consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the actual figures as of the end of and for the previous year in accordance with GAAP, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing, provided that delivering to the Administrative Agent copies of such Borrower’s Annual Report on Form 10-K for such period shall satisfy the foregoing requirements with respect to such Borrower; and
(b)    as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of such Borrower, commencing with the fiscal quarter ending March 31, 2024, the unaudited consolidated balance sheet of such Borrower and its Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the actual figures as of the end of and for the corresponding period in the previous year in accordance with GAAP, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), provided that delivering to the Administrative Agent copies of the Quarterly Report for such Borrower on Form 10-Q for such period shall satisfy the foregoing requirements with respect to such Borrower; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). Information required to be delivered pursuant to the foregoing Section 6.1(a) and (b) or pursuant to Section 6.2(c) below shall be deemed to have been delivered on the date on which each Borrower, as applicable, delivers electronic copies of such information to the Administrative Agent or on the date on which each Borrower, as applicable, provides notice (including notice by email) to the Administrative Agent (which notice the Administrative Agent will convey promptly to the Lenders) that such information has been posted on the SEC website on the Internet at sec.gov/edgar/searches.htm or at another website identified in such notice and accessible by the Lenders without charge; provided that (i) such notice may be included in a certificate delivered pursuant to Section 6.2(a) or (b) and (ii) the applicable Borrower shall deliver paper copies of such information to the Administrative Agent, and the Administrative Agent shall deliver paper copies of such information to any Lender that requests such delivery.
6.2    Certificates; Other Information. Furnish to the Administrative Agent (which shall make available such items to the Lenders):
(a)    concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to the professional standards and customs of their profession);
(b)    concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of such Borrower stating that, to the best of such Responsible Officer’s knowledge, each Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate from each Borrower containing all information and calculations necessary for determining compliance by such Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the applicable Borrower, as the case may be;
(c)    within five (5) Business Days after the same are sent, copies of all reports that each Borrower (as applicable) sends to the holders of any class of its public equity securities and, within five (5) Business Days after the same are filed, copies of all registration statements, SEC Reports and other material reports that each Borrower (as applicable) may file with the SEC;
(d)    concurrently with the delivery thereof or promptly after receipt thereof, a copy of all notices of default by any Borrower under the Indenture;

(e)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and the Beneficial Ownership Regulation;
(f)    immediately upon such occurrence, evidence that the Restructuring Closing Date has occurred.
(g)    promptly, such additional financial and other information (including any bondable capacity reports or information then available) as any Lender may, through the Administrative Agent, from time to time reasonably request.
6.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, material to such Borrower and its Subsidiaries taken as a whole, except where the amount or validity thereof is currently being contested in good faith and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower or its Subsidiaries, as the case may be.
6.4    Conduct of Business and Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.2 and except, in the case of clause (ii) above, to the extent that failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.5    Maintenance of Property; Insurance. (a) Keep all material Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear and casualties excepted, (b) maintain with financially sound and reputable insurance companies insurance on all its material Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business and (c) except pursuant to Dispositions not prohibited hereby, maintain ownership, directly, in the case of NW Energy, and indirectly, in the case of Holdings, of all or substantially all of the Utility Business.
6.6    Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of such Borrower and its Subsidiaries with officers and employees of such Borrower and its Subsidiaries and with its independent certified public accountants.

6.7    Notices. Within five days after any Borrower or any of its Subsidiaries has knowledge of such event or circumstance under clause (a) below, within ten days after such Borrower or any of its Subsidiaries has knowledge of such event or circumstance under clause (b), (c) or (f) below, and within thirty days after such Borrower or any of its Subsidiaries has knowledge of such event or circumstance under clause (d) or (e) below, give notice to the Administrative Agent of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of either Borrower or any of its Material Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any of its Material Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;
(c)    any litigation or proceeding affecting either Borrower or any of its Material Subsidiaries (i) in which the amount involved is $50,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought which if such relief is obtained could reasonably be expected to have a Material Adverse Effect, or (iii) which directly relates to any Loan Document;
(d)    (i) the occurrence of any ERISA Event;
(e)    any notice that any Governmental Authority may deny any application for a material Environmental Permit sought by, or revoke or refuse to renew any material Environmental Permit held by, either Borrower; and
(f)    any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the applicable Borrower or the relevant Subsidiary proposes to take with respect thereto. For purposes of this Section 6.7, a Borrower shall be deemed to have knowledge of an event or circumstance if (i) the chief executive officer, president, chief financial officer, treasurer, general counsel or any assistant general counsel has actual knowledge or receives written notice thereof or (ii) any other officer of a Borrower charged with responsibility for the matter that is the subject of such notice requirement knows or should have known that such notice was required.
6.8    Environmental Laws. (a) Comply in all respects with, and ensure compliance in all respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in any such case as such failure to comply or obtain would not reasonably be expected to have a Material Adverse Effect.

(b)    Conduct and complete all material investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws.
6.9    Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from either Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
6.10    Use of Proceeds. Use proceeds of the Loans for general corporate purposes (including, without limitation, fees and expenses incurred in connection with entering into the Loan Documents, acquisitions and commercial paper support) of each Borrower and its Subsidiaries. The Letters of Credit shall be used to support payment obligations of each Borrower or its Subsidiaries in each case incurred for general corporate purposes (including, without limitation, acquisitions and commercial paper support) of each Borrower and its Subsidiaries.
6.11    Credit Ratings. In the case of NW Energy, use commercially reasonable efforts to maintain ratings by each of Moody’s, Fitch and Standard & Poor’s with respect to the Facility.
SECTION 7. NEGATIVE COVENANTS
Each Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other Obligation is owing to any Lender or the Administrative Agent hereunder (other than any Obligation for indemnifications or reimbursements in respect of which no claim or demand for payment has been made), each Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
7.1    Financial Covenant.
(a)    Holdings Consolidated Debt to Capitalization Ratio. Permit the Holdings Consolidated Debt to Capitalization Ratio as of the end of any fiscal quarter to exceed 65.0%.
(b)    NW Energy Consolidated Debt to Capitalization Ratio. Permit the NW Energy Consolidated Debt to Capitalization Ratio as of the end of any fiscal quarter to exceed 65.0%.
7.2    Limitation on Fundamental Changes. Consummate any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), Dispose of all or substantially all of its Property or business or, in the case of NW Energy, Dispose of all or substantially all of the Utility Business, except that:
(a)    any Subsidiary of any Borrower may merge or consolidate with or into such Borrower (provided that such Borrower shall be the continuing or surviving corporation); and
(b)    any Subsidiary of any Borrower may Dispose of any or all of its assets (upon voluntary liquidation, dissolution or otherwise) to such Borrower.
7.3    Limitation on Transactions with Affiliates. Other than any transaction set forth on Schedule 7.3, enter into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than each Borrower and its Subsidiaries) unless such transaction is (a) in the ordinary course of business of any Borrower or such Subsidiary, as the case may be, and (b) upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.
7.4    Limitation on Changes in Fiscal Periods. Permit the fiscal year of either Borrower to end on a day other than December 31 or change either Borrower’s method of determining fiscal quarters.
7.5    Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower or any of its Material Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than (a) this Agreement and the other Loan Documents, (b)  the Indenture, (c) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) and (d) any other agreement listed on Schedule 7.5.
7.6    Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Material Subsidiary to (a) pay dividends or make distributions with respect to the Capital Stock of such Subsidiary held by any Borrower or any other Subsidiary (except for any dividend restrictions provided by an order of any state or federal regulatory authority of any Borrower or any Subsidiary) or (b) make Investments in any Borrower or any other Subsidiary or (c) transfer any of its assets to any Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions existing on the date hereof under the Indenture and (iii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.
7.7    Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which each Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

7.8    Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Joint Lead Arranger, Administrative Agent, Issuing Lender or otherwise) of Sanctions.
7.9    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other anti-corruption legislation in other jurisdictions.
SECTION 8. EVENTS OF DEFAULT
If any of the following events shall occur and be continuing with respect to an applicable Borrower:
(a)    (i) such Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof, or (ii) such Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, in the case of clause (ii), within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)    any representation or warranty made or deemed made by such Borrower herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
(c)    such Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section  6.4(a), Section 6.7(a) or Section 7 of this Agreement; or
(d)    such Borrower shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document, other than as provided in paragraphs (a) through (c) of this Section, and such default shall continue unremedied for a period of 30 days; or
(e)    such Borrower or any of its Material Subsidiaries shall (i) default in making any payment of any principal of, or interest on, any Indebtedness (including any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its Stated Maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i) or (ii)

of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) and (ii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000; or
(f)    (i) such Borrower or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Borrower or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against such Borrower or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against such Borrower or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) such Borrower or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) such Borrower or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)    (i) An ERISA Event occurs with respect to a Single Employer Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of such Borrower or any of its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $50,000,000, or (ii) such Borrower or any Commonly Controlled Entity fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000; or

(h)    one or more judgments or decrees shall be entered against such Borrower or any of its Material Subsidiaries involving for such Borrower and its Subsidiaries taken as a whole a liability (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof;
(i)    there shall occur an “Event of Default” under the Indenture; provided that the waiver or cure of such “Event of Default” under the Indenture, and the rescission and annulment of the consequences thereof under such Indenture, will constitute a cure of the corresponding Event of Default hereunder and a rescission or annulment of the consequences thereof; provided further, that such event shall not constitute an Event of Default with respect to Holdings unless such event would otherwise constitute an Event of Default for Holdings pursuant to clause (e) above; or
(j)    any Change of Control shall occur;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Revolving Credit Commitments with respect to such Borrower’s Sublimit shall immediately terminate and the Loans of such Borrower hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default with respect to a Borrower, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Revolving Credit Commitments with respect to such Borrower’s Sublimit to be terminated forthwith, whereupon the Revolving Credit Commitments applicable to such Borrower’s Sublimit shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to such Borrower, declare the Loans of such Borrower hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents by such Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit in favor of the applicable Borrower with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, such Borrower shall at such time Cash Collateralize an amount equal to the aggregate then undrawn and unexpired face amount of such Letters of Credit. The Cash Collateral shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the applicable Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations of such Borrower shall have been satisfied and all other obligations of such Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, of the Cash Collateral shall be returned to such Borrower (or such other Person as may be lawfully entitled thereto).

SECTION 9. THE ADMINISTRATIVE AGENT
9.1    Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent (for the purposes of this Section 9, the term “Administrative Agent” shall also include any Issuing Lender acting in its capacity as such) as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
9.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
9.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.
9.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such Section in connection with such transfer shall have been taken. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
9.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
9.6    Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrowers or any affiliate of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers or any affiliate of the Borrowers that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
9.7    Indemnification. The Lenders agree, on a several and not joint basis, to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save the Administrative Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.
9.8    Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to accept deposits from and generally engage in any kind of business with either Borrower or any of its Subsidiaries as though the Administrative Agent were not an Administrative Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an agent hereunder and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.
9.9    Successor Agents.
(a)    The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrowers. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to either Borrower shall have occurred and be continuing) be subject to approval by the Borrowers (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the

Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as such agent hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was an agent under this Agreement and the other Loan Documents and (ii) after such resignation or removal for as long as it continues to act in any capacity hereunder or under the other Loan Documents, including (a) holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(b)    Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.9 shall also constitute its resignation as an Issuing Lender. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as and Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans. Upon the appointment by the Borrowers of a successor Issuing Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, (b) the retiring Issuing Lender shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.10    The Joint Lead Arrangers; the Co-Syndication Agents; the Documentation Agent. Neither the Joint Lead Arrangers, the Co-Syndication Agents nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.
9.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loan, the Letters of Credit, the Revolving Credit Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

9.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Party promptly upon determining that any payment made to such Lender Party comprised, in whole or in part, a Rescindable Amount.
SECTION 10. MISCELLANEOUS
10.1    Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and the Borrowers may, or (with the written consent of the Required Lenders) the Administrative Agent and the Borrowers may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however that no such waiver, amendment, supplement or modification shall be effective until notice has been provided to the Administrative Agent in accordance with Section 10.2 of this Agreement; provided, further, that the Administrative Agent may, with the consent of the Borrowers only and without the need to obtain the consent of any Lender, amend, supplement or modify this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, supplement or modification does not adversely affect the rights of any Lender; provided, further, that no such waiver and no such amendment, supplement or modification shall, without the consent of the requisite Lenders specified below:
(i)    forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable under this Agreement (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Revolving Credit Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;
(ii)    amend, modify or waive any provision of this Section, reduce any percentage specified in the definition of Required Lenders or consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all the Lenders;
(iii)    amend, modify or waive any condition precedent to any extension of credit under the Revolving Credit Facility set forth in Section 5.2 (including the waiver of an existing Default or Event of Default required to be waived in order for such extension of credit to be made) without the consent of the Required Lenders;
(iv)    reduce the percentage specified in the definition of Required Lenders without the consent of all of the Lenders;
(v)    amend, modify or waive any provision of Section 9, or any other provision affecting the rights, duties or obligations of any Agent, without the consent of any Agent directly affected thereby;
(vi)    amend, modify or waive any provision of Section 2.14 or 10.7 without the consent of each Lender directly affected thereby;
(vii)    amend, modify or waive any provision of Section 3 without the consent of each Issuing Lender affected thereby;
(viii)    impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of all the Lenders; or
(ix)    except as provided in Section 2.21, change any provision hereof in a manner that would alter the pro rata sharing of payments required by Section 2.14, without the written consent of each Lender whose pro rata share could otherwise be reduced thereby.
Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile or email transmission shall be effective as delivery of a manually executed counterpart thereof.
For the avoidance of doubt, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
For the avoidance of doubt, an increase in the Revolving Credit Commitments pursuant to Section 2.1(b) shall not be deemed an amendment, modification or supplement to this Agreement.
10.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or electronic communication), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice or electronic communication, when received, addressed (i) in the case of the Borrowers and the Administrative Agent, as set forth below, (ii) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or, in the case of a Lender which becomes a party to this Agreement pursuant to an assignment and acceptance, in such Assignment and Acceptance and (iii) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrowers:
Northwestern Energy Group, Inc.
3010 West 69th Street
Sioux Falls, South Dakota 57108
Attention: Chief Financial Officer
Telephone: (605) 978-2970
Email: crystal.lail@northwestern.com
Northwestern Energy Public Service Corporation
3010 West 69th Street
Sioux Falls, South Dakota 57108
Attention: Chief Financial Officer
Telephone: (605) 978-2970
Email: crystal.lail@northwestern.com

with a copy to:	Northwestern Energy Group, Inc. 208 N Montana Avenue, Suite 205 Helena, Montana 59601 Attention: General Counsel Telephone: (406) 443-8903 Email: shannon.heim@northwestern.com
The Administrative Agent:
Gita Pandey
Dallas Infomart
1950 N Stemmons Fwy
Suite 6053
Dallas, TX 75207
TX1-160-06-02
Telephone: (214)209-2984
Email: Gita.pandey@bofa.com
Gerund Diamond
Agency Management
Bank of America Plaza
540 W Madison Street
Chicago, IL 60661
Mail Code: IL4-540-22-29
Telephone: (312) 992-8588
Facsimile: (312) 453-3635
Email: gerund.diamond@bofa.com

Issuing Lender:	As notified by such Issuing Lender to the Administrative Agent and the Borrowers

provided that any notice, request or demand to or upon the any Agent, any Issuing Lender or any Lender shall not be effective until received.
Notices and other communications to the Administrative Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communications (including email, FpML messaging, and Internet or intranet websites) pursuant to an electronic communications agreement (or such other procedures approved by the Administrative Agent in its sole discretion), provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Section 2 if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrowers may, in their reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Each Borrower hereby acknowledges that (a) the Administrative Agent may, but shall not be obligated to make available to the Lenders materials and/or information provided by, or on behalf of, the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, the L/C Participants and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to a Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials contain non-public information, they shall be treated as set forth in Section 10.14); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANTS THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LENDER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF BORROWER MATERIALS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
10.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.4    Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.
10.5    Payment of Expenses.
(a)    Each Borrower agrees (i) to pay or reimburse the Administrative Agent for all its reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the syndication of the Facility (including legal expenses (but limited to expenses of one legal counsel and, if reasonably necessary or advisable, of one regulatory counsel and a single local counsel in any relevant jurisdiction )) (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of Intralinks, (ii) to pay or reimburse the Administrative Agent and any Issuing Lender and, if incurred during the continuance of an Event of Default, each Lender for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including the fees and disbursements of counsel to such Person (including the allocated fees and disbursements and other charges of in-house counsel, but otherwise limited to expenses of one legal counsel and, if reasonably necessary or advisable, of one regulatory counsel and a single local counsel in any relevant jurisdiction for all such Persons unless, in the reasonable opinion of any such Person, representation of all such Persons by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest) and (iii) to pay, indemnify, or reimburse each Lender, each Issuing Lender and the Administrative Agent for, and hold each Lender, each Issuing Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents.
(b)    The Borrower agrees to pay, indemnify or reimburse each Lender, each Issuing Lender, each Agent, their respective Affiliates, successors and assigns, and their respective officers, directors, trustees, employees, advisors, agents, controlling persons and members (each, an “Indemnitee”) for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by an Indemnitee or asserted against any Indemnitee by any third party or by such Borrower arising out of, in connection with, or as a result of (and in each case regardless of whether such matter is initiated by a third party or by any Borrower or any of their respective Affiliates or equity holders) (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned, occupied or operated by any Borrower or any of its Subsidiaries, or any liability related to any Environmental Law related in any way to any Borrower or any of its Subsidiaries or any of their respective properties, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto (all the foregoing in this clause (b), collectively, the “Indemnified Liabilities”); provided that no Indemnitee will be indemnified for any claim, loss, damage, liability or expense to the extent the same resulted from (A) the gross negligence, bad faith or willful misconduct of the respective Indemnitee, any of its Affiliates or their respective officers, directors, trustees, employees, advisors, agents, controlling persons and members (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (B) any claim, litigation, investigation or proceeding solely between or among Indemnified Persons other than actions against the Administrative Agent, the Joint Lead Arrangers or other persons acting in an agency or similar role in their capacity as such (and which does not involve an act or omission of a Borrower or any of its affiliates) and (C)

any legal expenses in excess of the expenses of one legal counsel and, if reasonably necessary or advisable, of one regulatory counsel and a single local counsel in any relevant jurisdiction for all Indemnitees unless, in the reasonable opinion of an Indemnitee, representation of all Indemnitees by such counsel would be inappropriate due to the existence of an actual or potential conflict of interest. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of information, data, reports or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons (unless it is finally judicially determined that such interception was directly a result of the gross negligence or willful misconduct of such Indemnitee) or for any special, indirect, consequential or punitive damages in connection with the Facility. Without limiting the foregoing, and to the extent permitted by applicable Law, each Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements payable by the Borrowers pursuant to this Section shall be submitted to its Chief Financial Officer (Crystal Lail) (Telephone: (605) 978-2970; Email: crystal.lail@northwestern.com), at the address of each Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrowers in a notice to the Administrative Agent.
(c)    The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.
10.6    Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender.

(b)    Any Lender may, in the ordinary course of its business, without the consent of the Borrowers, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. For the avoidance of doubt, any such sale of a participating interest, shall occur with respect to such Lender’s Revolving Loan Commitment taken as a whole, and not with respect to a specific Sublimit. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by the Borrowers therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participating interest, or postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participating interest. The Borrowers agree that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits and subject to the obligations of Sections 2.15, 2.16 and 2.17 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if such Participant were a Lender or Assignee under Section 10.6(c); provided that, in the case of Section 2.16, such Participant shall have complied with the requirements of said Section; and provided, further, that (A) such Participant agrees to be subject to the provisions of Section 2.19 and 2.20 as if it were an Assignee under Section 10.6(c) and(B) no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)    Any Lender (an “Assignor”) may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any Affiliate or Related Fund of a Lender or, with the consent of the Borrowers and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which shall not be unreasonably withheld or delayed) (provided that no consent from the applicable parties need be obtained by any Bank of America Entity in its capacity as Assignor (other than, solely in the case of any assignment of Revolving Credit Commitments, the consent of the Issuing Lender (which shall not be unreasonably withheld or delayed)), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit D, executed by such Assignee and such Assignor (and, where the consent of the Borrowers, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrowers and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, for the avoidance of doubt, BofA Securities, Inc. may, without the consent of, or notice to, the Borrowers or any other Person, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by any Bank of America Entity to which all or substantially all of Bank of America’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement; provided further that (i) no such assignment to an Assignee (other than any Lender or any Affiliate or Related Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender’s interests under this Agreement) and, after giving effect thereto, such Assignor shall have Revolving Credit Commitments and Revolving Credit Loans aggregating at least $5,000,000 (if holding any), unless otherwise agreed by the Borrowers and the Administrative Agent and (ii) for the avoidance of doubt, any such assignment, shall occur with respect to such Lender’s Revolving Loan Commitment taken as a whole, and not a specific Sublimit (such that after giving effect to any such assignment, each Lender must have the same Applicable Percentage in each Sublimit). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Revolving Credit Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.15, 2.16 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, (i) the consent of the Borrowers shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing and (ii) the Borrowers shall be deemed to have consented to any such assignment unless the Borrowers shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof. For purposes of the minimum assignment amounts and minimum hold amounts set forth in this paragraph, multiple assignments to or by two or more Related Funds shall be aggregated.
(d)    No such assignment shall be made (i) to any Borrower or any of the Borrower’s Affiliates or Subsidiaries or (ii) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).
(e)    No such assignment shall be made to a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(f)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(g)    The Administrative Agent shall, on behalf of the Borrowers, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). The Register shall be available for inspection by the Borrowers or any Lender (with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice.
(h)    Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment by the applicable Assignor or Assignee to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more Related Funds as a single assignment) (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Bank of America Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrowers. Each Borrower, at its own expense, promptly upon receipt of a request by the Administrative Agent, shall each execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment, upon request, a new Revolving Credit Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be dated the effective date of the relevant assignment and shall otherwise be in the form of the Note or Notes replaced thereby.
(i)    For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.
(j)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that

(i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(j), any SPC may (A) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrowers and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to any Borrower may be disclosed only with such Borrower’s consent which will not be unreasonably withheld. This paragraph (f) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.
10.7    Adjustments; Set-off. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility; and except as expressly provided herein with respect to Defaulting Lenders, if any Lender (a “Benefitted Lender”) shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b)    Upon the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders provided by law, each Lender, including each Issuing Lender, shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the Stated Maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch, agency or Affiliate thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application; provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
10.8    Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Borrowers and each of the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered.   Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document.  All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor Issuing Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or Issuing Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.
Neither the Administrative Agent nor Issuing Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or Issuing Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and Issuing Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each Borrower and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and (ii) waives any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.9    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.10    Integration. This Agreement, the Fee Letter and the other Loan Documents represent the entire agreement of the Borrowers, the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Joint Lead Arrangers, the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
10.12    Submission To Jurisdiction; Waivers. The Borrowers, each Lender and the Administrative Agent hereby irrevocably and unconditionally:
(a)    submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;
(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 10.2 or at such other address of which the other parties hereto shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
10.13    No Fiduciary Duty. Each Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrowers, their stockholders or their respective Affiliates. Each Borrower agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and any Borrower, its Affiliates or their respective stockholders, on the other. Each Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrowers, on the other, and (b) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrowers, their Affiliates or their respective stockholders, in each case, with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise each Borrower, its stockholders or their respective Affiliates on other matters) except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of any Borrower, its management, stockholders, creditors or any other Person. Each Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions contemplated hereby and the process leading thereto. Each Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transactions contemplated hereby or the process leading thereto. Each Borrower acknowledges no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Joint Lead Arrangers, the Agents and the Lenders or among the Borrowers and the Lender Parties.
10.14    Confidentiality. The Administrative Agent and each of the Lenders agrees to keep confidential all non-public information provided or made available to it by, or on behalf of, the Borrowers in connection with this Agreement and the transactions contemplated hereby; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to any Joint Lead Arrangers, the Administrative Agent, any other Lender or any Affiliate of any thereof, (b) to any Participant or Assignee (each, a “Transferee”) or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its or its Affiliates’ employees, directors, agents, attorneys, accountants, insurance brokers, insurance providers and other professional advisors, (d) upon the request or demand of any Governmental Authority or self-regulatory organization having jurisdiction over it, (e) in response to any order, audit, request, review or inquiry of any court or other Governmental Authority or self-regulatory organization or as may otherwise be required pursuant to any Requirement of Law, (f) in connection with any litigation or similar proceeding relating to any Obligation, this Agreement, any other Loan Document, the Indenture, or any transaction contemplated hereby or thereby, (g) that has been publicly disclosed other than in breach of this Section, (h) to any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or any nationally recognized regulatory authority) that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration, settlement and management of this Agreement and the Loan Documents or (k) any actual or prospective party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder. Notwithstanding anything to the contrary in the foregoing sentence or any other express or implied agreement, arrangement or understanding, the parties hereto hereby agree that, from the commencement of discussions with respect to the financing provided hereunder, any party hereto (and each of its employees, representatives, or agents) is permitted to disclose to any and all persons, without limitation of any kind, the tax structure and tax aspects of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) related to such tax structure and tax aspects.

10.15    [Reserved].
10.16    WAIVERS OF JURY TRIAL. TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
10.17    USA PATRIOT ACT. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.
10.18    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

10.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
[Remainder of Page Intentionally Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWERS:    NORTHWESTERN ENERGY PUBLIC SERVICE CORPORATION,
a South Dakota corporation

By: /s/ Crystal Lail
Name: Crystal Lail
Title: Vice President and Chief Financial Officer
NORTHWESTERN ENERGY GROUP INC.,
a Delaware corporation

By:     /s/ Crystal Lail
Name: Crystal Lail
Title: Vice President and Chief Financial Officer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:  /s/ Gerund Diamond
Name: Gerund Diamond
Title: Vice President

BANK OF AMERICA, N.A.,
as a Lender and Issuing Lender

By:  /s/ Michael J. Haas
Name: Michael J. Haas
Title: Sr. Vice President

MIZUHO BANK, LTD.,
as a Lender

By:  /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Jenna Papaz
Name: Jenna Papaz
Title: Senior Vice President

BANK OF MONTREAL,
as a Lender

By:  /s/ Yash Gandhi
Name: Yash Gandhi
Title: Vice President

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

By:  /s/ Anju Abraham
Name: Anju Abraham
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:  /s/ Oswin Joseph
Name: Oswin Joseph
Title: Executive Director

KEY BANK NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Jonathan Bouvet
Name: Jonathan Bouvet
Title: Senior Vice President

ROYAL BANK OF CANADA,
as a Lender

By:  /s/ Meg Donnelly
Name: Meg Donnelly
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:  /s/ Mitchell Bayne
Name: Mitchell Bayne
Title: Vice President